Exhibit 8.


                       LIST OF SUBSIDIARIES OF CEZ, a. s.
                             AS OF DECEMBER 31, 2002

The following table sets forth an overview of our equity interests in other companies, which we include into our consolidated group, as of December 31, 2004:

                                                        Country of           Registered                CEZ's
Company                                              Incorporation       Capital(1) CZK `000        Interest in %
-------                                              -------------       -------------------        -------------
Subsidiaries
CEZData, s.r.o.                                      Czech Republic           950,000                100.00
CEZnet, a.s.                                         Czech Republic           770,000                100.00
HYDROCEZ, a.s.                                       Czech Republic           449,798                100.00
CEZ Logistika, s.r.o.                                Czech Republic           200,000                100.00
CEZ Sprava majetku, s.r.o.(2)                        Czech Republic           150,100                100.00
I & C Energo a.s.                                    Czech Republic           150,000                100.00
Energeticke opravny, a.s.                            Czech Republic            55,000                100.00
rpg Energiehandel GmbH                                      Germany            45,698                100.00
CEZ Zakaznicke sluzby, s.r.o.                        Czech Republic            20,000                100.00
EN-DATA a.s.                                         Czech Republic             6,000                100.00
CEZ FINANCE B.V.                                    The Netherlands               553                100.00
Zapadoceska energetika, a.s.                         Czech Republic         1,605,615                 99.13
Vychodoceska energetika, a.s.                        Czech Republic         2,549,544                 98.83
VCE - elektrarny, s.r.o.                             Czech Republic           198,600                 98.83
VCE - montaze, a.s.                                  Czech Republic            78,000                 98.83
Stredoceska energeticka a.s.                         Czech Republic         3,210,369                 97.72
Severomoravska energetika, a. s.                     Czech Republic         3,407,265                 89.38
Energetika Vitkovice, a.s.                           Czech Republic           402,000                 89.38
ePRIM, a.s.                                          Czech Republic            50,000                 89.38
MSEM, a.s.                                           Czech Republic           154,900                 89.38
Union Leasing, a.s.                                  Czech Republic           100,000                 89.38
Prvni energeticka a.s.                               Czech Republic            10,000                 87.27
STE - obchodni sluzby spol. s r.o.                   Czech Republic            38,500                 74.42
SKODA PRAHA a.s.                                     Czech Republic         1,257,524                 68.88
Severoceska energetika, a.s.                         Czech Republic         3,257,667                 56.93
Ustav jaderneho vyzkumu Rez a.s.                     Czech Republic           524,139                 52.46

Associates
KOTOUC STRAMBERK, spol. s r.o.(3)                    Czech Republic           569,259                 64.87
LOMY MORINA spol. s r.o.(3)                          Czech Republic           333,000                 51.05
Plzeoska energetika a.s.                             Czech Republic           500,000                 49.57
KNAUF POCERADY, spol. s r.o.                         Czech Republic           372,350                 40.00
Severoceske doly a.s.                                Czech Republic         9,000,055                 37.20
Aliatel, a.s.                                        Czech Republic         5,474,340                 26.40
Coal Energy, a.s.                                    Czech Republic            50,000                 20.00

(1) This table sets forth the amount of the registered capital as indicated on the share registry as of December 31, 2004.

(2) AB Michle s.r.o. was renamed to CEZ Sprava majetku, s.r.o. and was an associate of CEZ in 2003.

(3) Our voting rights do not reflect our share on the registered capital (see note 7 to the Consolidated Financial Statements).